EXHIBIT 5.1

                                          July 16, 2004

Chindex International, Inc.
7201 Wisconsin Avenue
Bethesda, MD  20814

            Re:   REGISTRATION STATEMENT ON FORM S-1
                  ----------------------------------
Ladies and Gentlemen:

      We have acted as your counsel in connection with the Registration Statement on Form S-1, No. 333-114299 (the "REGISTRATION STATEMENT") initially filed with the Securities and Exchange Commission under the Securities Act of 1933 (the "ACT") on April 29, 2004 covering:

      (a) 1,890,000 shares of your common stock, par value $0.01 per share ("COMMON STOCK"), of which:

            (i) 1,500,000 shares (the "OUTSTANDING SHARES") are presently outstanding; and

            (ii) 390,000 shares (the "WARRANT SHARES") are issuable upon exercise of the Warrants (as defined below); and

      (b)   warrants  (the  "WARRANTS")  to  purchase  390,000  shares of Common
            Stock.

      In connection with the foregoing, we have examined: the Registration Statement, including the prospectus which forms a part of the registration statement, and originals, or copies certified or otherwise identified to our satisfaction, of such other documents, records, instruments and certificates of public officials as we have deemed necessary or appropriate to enable us to render this opinion. In addition, we have assumed: (i) that all signatures are genuine, (ii) that all documents submitted to us as originals are genuine, and
(iii) that all copies submitted to us conform to the originals.

      We are members of the bar of the State of New York and the opinion set forth below is restricted to matters controlled by federal laws, the laws of the State of New York and the General Corporation Law and Constitution of the State of Delaware.

      Based upon and subject to the foregoing, we are of the opinion that, when the applicable provisions of the Act and such "Blue Sky" or other state securities laws as may be applicable shall have been complied with:

      (a)   the  Outstanding   Shares  are  legally   issued,   fully  paid  and
            non-assessable;

      (b) the Warrant Shares, when sold, paid for and issued upon exercise of the Warrants in accordance with the terms and provisions thereof, will be legally issued, fully paid and non-assessable; and

      (c) the Warrants are legal, valid and binding obligations of the Company;

subject to (a) limitations imposed by bankruptcy, reorganization, moratorium, insolvency, fraudulent conveyance, fraudulent transfer, preferential transfer and other laws of general application relating to or affecting the

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enforceability  of  creditors'  rights  and to  general  principles  of  equity, including, without limitation, reasonableness, good faith and fair dealing, and considerations of impracticability or impossibility or performance and defenses based upon unconscionability (regardless of whether such enforceability is considered or applied in a proceeding in equity or at law) and (b) the qualifications that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

      We hereby consent to the use of our name under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K promulgated under the Act.

      This opinion letter is rendered as of the date first written above, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.

                                          Very truly yours,

                                          /s/ Hughes Hubbard & Reed LLP